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                                                                     EXHIBIT 2.1



                             DATED 6 NOVEMBER 1996
                             ---------------------


                                HOWMEDICA, INC


                                    - and -


                           DIAMETRICS MEDICAL, INC.


              --------------------------------------------------

                                   AGREEMENT

           for the sale of the whole of the issued share capital of

                          BIOMEDICAL SENSORS LIMITED

              --------------------------------------------------
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                                   CONTENTS

Clause No      Description
---------      -----------

1.             Interpretation

2.             Sale of Shares and Consideration

3.             Adjustment to the Consideration

4.             Completion

5.             Warranties

6.             Confidential Information

7.             Pension Provisions and Employees

8.             Product Liability Indemnities

9.             Whole Agreement and Purchaser's Remedies

10.            Access to Books and Records etc.

11.            General Provisions


FIRST SCHEDULE (Particulars of the Company)

SECOND SCHEDULE(Particulars of Contract Shares and allocation of the
                Consideration)

THIRD SCHEDULE(Details of the Properties)

FOURTH SCHEDULE(The Warranties)

FIFTH SCHEDULE(Taxation Covenant)


ANNEXURE 1 (Form of Loan Note)
ANNEXURE 2 (details of patents and patent Applications)
ANNEXURE 3 (details of Trade Marks)
ANNEXURE 4 (details of the Specified Individuals and their respective rates of pay etc)

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THIS AGREEMENT is made on the 6th day of November 1996

BETWEEN:

(1) HOWMEDICA, INC incorporated in the State of Delaware, USA with its principal office at 235 East 42nd Street, New York, NY 10017 (hereinafter called the "VENDOR");

(2) DIAMETRICS MEDICAL, INC. incorporated in the State of Minnesota with its principal office at 2658 Patton Road, St. Paul, Minnesota 56118, (the "PURCHASER").

WHEREAS:

(A) BIOMEDICAL SENSORS LIMITED (the "COMPANY") ( further details of which are set out and contained in the First Schedule hereto) is a private limited company incorporated in England and Wales with number 1676781 and, as at the date hereof, has an authorized share capital of (Pounds)29,829,089 divided into 22,829,089 Ordinary shares of (Pounds)1 each all of which (inclusive of those mentioned in Recital (B) below) have been issued fully paid, or credited as fully paid, and 7,000,000 9% non-cumulative redeemable preference shares of (Pounds)1 each all of which have been issued fully paid.

(B) The Company issued to the Vendor, on 10 July 1996, a zero coupon loan note in respect of a principal amount of (Pounds)29,215,000 which indebtedness has been satisfied and extinguished by the allotment and issue to Vendor of 20,479,089 Ordinary Shares of (Pounds)1 each of the Company all of which shares were issued credited as fully paid.

(C) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Contract Shares (as hereinafter defined) upon the terms and subject to the conditions hereinafter appearing.

IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 In this Agreement and the Recitals and Schedules hereto unless the context requires otherwise:

     "ACCOUNTING DATE" means 30th November 1995;

     "ACCOUNTS" means the audited balance sheet of the Company as at the Accounting Date and the audited profit and loss account of the Company for the financial year of the

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     Company ended on the Accounting Date and the directors' report and other documents annexed thereto;

     "THE ACCOUNTANTS" means the Purchaser's Accountants and the Vendor's Accountants;

     "AFFILIATES" means any subsidiaries from time to time of the Purchaser;

     "BUSINESS DAY" means a day which is not a Saturday or Sunday or a bank or other public holiday in New York;

     "CASH CONSIDERATION" means that amount of the Consideration to be paid in cash at Completion pursuant to Clause 2;

     "COMPANIES ACT" means the Companies Act 1985;

     "COMPANY'S AUDITORS" means KPMG of Arlington Business Park, Theale, Reading, RG7 4SD;

     "COMPANY LOAN NOTE" means the zero coupon loan note issued by the Company on 10 July 1996 and which is referred to in Recital (B) hereinbefore appearing;

     "COMPLETION" means completion of the obligations of the parties hereunder in accordance with the provisions of Clause 4;

     "COMPLETION DATE" means the date on which Completion is to take place pursuant to Clause 4.1;

     "CONSIDERATION" means the consideration for the purchase of the Contract Shares as specified in Clause 2.2;

     "CONTRACT SHARES" means all of the issued shares of the Company as at Completion, comprising those issued shares referred to in Recital (A) hereinbefore appearing;

     "DESCRIPTIVE MEMORANDUM" means the information memorandum prepared by Pfizer Inc. relating to the Company a copy of which is annexed to the Disclosure Letter;

     "DIRECTORS" means the directors of the Company at the date hereof immediately prior to Completion, being the persons named as such in the First Schedule;

     "DISCLOSED MATTERS" means any fact, matter, event or circumstance which is disclosed in this Agreement or the Disclosure Letter (or treated by the Disclosure Letter as being disclosed) and any information ascertainable from the documents and information concerning the Company which were available for inspection (and, without limitation

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     thereto the Purchaser acknowledges that the documents listed in Annexure 5 to the Disclosure Letter were available for inspection) by the Purchaser (irrespective of whether or not the Purchaser, any Related Party or any of their respective advisers in fact inspected the same) ;

     "DISCLOSURE LETTER" means the letter of even date herewith written by the Vendor to the Purchaser qualifying the Warranties;

     "LOAN NOTE" means the senior secured interest bearing loan note to be issued by the Purchaser pursuant to Clause 2.4, such note to be in the form of the draft set out in Annexure 1 hereto;

     "MANAGEMENT ACCOUNTS" means the unaudited management accounts of the Company prepared by the directors of the Company for internal purposes in respect of certain periods between 1 December 1995 and 27 September 1996, copies of which are annexed to the Disclosure Letter;

     "NYSE" means the New York Stock Exchange;

     "PFIZER GROUP" means Pfizer Inc and any of its subsidiaries from time to time;

     "PROPERTIES" means the land and buildings specified in the Third Schedule;

     "UK PROPERTIES" means all properties specified in Part I of the Third Schedule;

     "US PROPERTIES" means all properties specified in Part II of the Third Schedule;

     "PURCHASER'S ACCOUNTANTS" means KPMG, St. Paul, Minnesota, USA;

     "PURCHASER'S LAWYERS" means Dorsey & Whitney L.L.P. of Pillsbury Center South, 220 South Sixth Street, Minneapolis, Minnesota 55402, USA;

     "RELATED PARTY" means any subsidiary undertaking and parent undertaking of the Purchaser and any subsidiary undertaking of such parent undertaking and any person who immediately following Completion will become interested (within the same meaning as in section 208 of the Companies Act) in the Contract Shares;

     "SHARES CHARGE" means a charge in the agreed terms, over the shares in the Company as security for the Purchaser's obligations under the Loan Note;

     "SPECIFIED ASSET VALUE" means the sum of cash and trade debtors less
                                                                     ----
     trade creditors and accrued compensation and related items and other accrued liabilities calculated in accordance with the provisions of Clause 3.2;

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

     "SPECIFIED ASSET VALUE CALCULATION" means the calculation prepared in accordance with Clause 3.2 in connection with the ascertainment of the Specified Asset Value as at the Completion Date;

     "SPECIFIED INDIVIDUALS" means those persons listed in Annexure 4 and references to a Specified Individual shall mean any one of those Specified Individuals;

     "TAXES ACT 1988" means the Income and Corporation Taxes Act l988;

     "TCGA 1992" means the Taxation of Chargeable Gains Act 1992;

     "VENDOR'S ACCOUNTANTS" means KPMG, New York, USA;

     "VENDOR'S UK SOLICITORS" MEANS THEODORE GODDARD OF 150 ALDERSGATE STREET, LONDON EC1A 4EJ;

     "WARRANTIES" means the warranties specified in the Fourth Schedule;

     reference to a document as "IN THE AGREED TERMS" means that document in a form agreed and a copy of which has been initialed for the purposes of identification by or on behalf of the parties hereto;

     the expression "SO FAR AS THE VENDOR IS AWARE" means the actual knowledge of the Vendor after inquiry of the Directors (other than Mr. T. Audley) by the Vendor;

     references to any statutory provision include any re-enactment or statutory modification or extension thereof in force at the date hereof and also include any orders, regulations, instruments or other subordinate legislation made prior to the date hereof under the statutory provision referred to;

     the masculine gender includes the feminine and neuter and the singular number includes the plural and vice versa;

     references to Clauses, sub-Clauses, Schedules and Annexures are references to clauses and sub-clauses of, and schedules and annexures to, this Agreement;

     words and phrases the definitions of which are contained or referred to in
     Part XXVI of the Companies Act shall be construed as having the meanings thereby attributed to them;

     "PERSON" includes any individual, company, corporation, firm, partnership, joint venture, association, government department or agency, local authority, organisation or trust (in

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     each case whether or not having separate legal personality) and references to any of the same shall include a reference to the others.

1.2 The Schedules and Annexures hereto form part of and are incorporated in this Agreement and the term "this Agreement" means this Agreement together with the Schedules and Annexures hereto.

1.3 The index, headings and sub-headings are included in this Agreement for ease of reference only and shall not affect the interpretation of this Agreement.

2.   SALE OF SHARES AND CONSIDERATION

2.1 Subject to the terms and conditions of this Agreement the Vendor shall sell and the Purchaser shall purchase the Contract Shares.

2.2 The Contract Shares shall be sold free from all liens, charges, equities and encumbrances and together with all rights attached or attaching thereto (including, in respect of the Contract Shares, the right to all dividends or distributions declared, made or paid thereon after the date hereof) for a total consideration of US$8,800,000, subject to adjustment in accordance with Clause 3.

2.3 Notwithstanding the provisions of Clause 2.5 the Purchaser shall not be obliged to complete the purchase of any of the Contract Shares unless the purchase of all the Contract Shares is completed simultaneously.

2.4 The Consideration shall be paid as to US$1,500,000 in cash and satisfied as to US$7,300,000 by the issue by the Purchaser of the Loan Note in the principal sum of US$7,300,000, the respective amounts to be allocated to the different Contract Shares being specified in columns (2) and (3) of the Second Schedule save that any additional Consideration payable pursuant to Clause 3 shall be paid as provided therein.

2.5 All monies payable under this Clause 2 shall be paid in full on the due date for payment thereof without any deduction, set-off or counterclaim whatsoever whether under or arising from any other provision of this Agreement or otherwise and the Purchaser expressly waives any right to set-off against or to deduct from any monies otherwise due for payment by it hereunder any claim which it may have against the Vendor.

2.6. Notwithstanding the foregoing provisions of this Clause 2 the parties have agreed to allocate (i) US$1,561,438 of the Consideration to the purchase by the Purchaser of certain United States assets from members of the Pfizer Group relating to the business of the Company and (ii) US$1,146,917 of the Consideration to the purchase by the Company of certain German assets from members of the Pfizer Group relating to the business of the Company and the parties agree that if and insofar as any filings are required to be made in

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     the United States in relation to the purchase by the Purchaser of certain assets they shall co-operate so as to reflect, in such filings such amounts allocated as aforesaid.

3.   ADJUSTMENT TO THE CONSIDERATION

3.1 The Vendor and the Purchaser shall procure that there shall be ascertained by the Company the amount of cash (both in hand and at bank) in the Company as at the close of business on the Completion Date and, insofar as the same shall reasonably be practicable, there shall be prepared on the Completion
     Date:

     (i) a list of all trade debtors and all trade creditors as at the close of business on the Completion Date (including details of the amounts owed in each case)

     (ii) a list of all accrued compensation and related items and other accrued liabilities (as such items and liabilities were calculated for the purpose of the Management Accounts) as at the close of business on the Completion Date

     (a copy of each such list being then delivered to the Vendor and the Purchaser at Completion) and the Purchaser shall ensure that as soon as practicable following Completion, and in any event not later than 30 days after the Completion Date, such lists and details shall be further reviewed and checked, and modified if necessary, and that a draft of the Specified Asset Value Calculation ("draft Specified Asset Value Calculation") shall be prepared by the Purchaser in accordance with Clause 3.2 and delivered to the Vendor together with such lists as aforesaid (with any changes to such lists from those delivered on the Completion Date being identified and explained).

3.2  The draft Specified Asset Value Calculation shall be prepared:

     (a) stating the cash (in hand and at bank), trade debtors, trade creditors and accrued compensation and related items and other accrued liabilities (as such items and liabilities were calculated for the purpose of the Management Accounts) of the Company as at the close of business on the Completion Date; and

     (b) using the same accounting principles, policies, bases and practices as were used in the preparation of the Accounts subject to the following adjustments:

          (i) amounts owed to or by other companies in the Pfizer Group, if any, shall be ignored and excluded; and

          (ii) the amount of US$350,000 is to be debited against trade debtors as an allowance for uncollectable trade debts (and no other adjustment is to be made for uncollectable trade debts)

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          (iii)  there shall be treated as an accrued liability the amount of
                 US$336,000 with respect to exchanging patient data modules

          (iv) there shall be treated as an accrued liability an amount equivalent to the cost of repairing or replacing customer returns at the Company as at the Completion Date (such amount presently estimated to be in the region of US$115,000)

     (c) so as to show the Specified Asset Value, which shall be first expressed in pounds sterling (other than the amounts of US$350,000 and US$336,000 referred to in sub-paragraphs (b)(ii) and (iii) above) and then converted into US Dollars at the average exchange rate (as reflected in Bloomberg spot quotations ) for the 30 calendar days immediately preceding the Completion Date.

3.3 As soon as practicable after delivery of the draft Specified Asset Value Calculation to the Vendor, the Vendor and the Purchaser shall each use their reasonable endeavours to agree the Specified Asset Value. If the Vendor agrees with the Specified Asset Value it shall so confirm to the Purchaser in writing. If agreement is not reached as to the Specified Asset Value within 20 days following such delivery, the parties shall procure that the draft Specified Asset Value Calculation is delivered to the Accountants within 3 Business Days of the expiry of such period.

3.4 As soon as practicable and, in any event, within 40 days after delivery of the draft Specified Asset Value Calculation to the Accountants in accordance with Clause 3.3 ("the Review Period"), the Accountants shall review the draft Specified Asset Value Calculation and endeavour to agree what adjustments (if any) need to be made to it in order for it to comply with Clause 3.2.

3.5  If:
     (a) the Accountants agree that no adjustments need to be made to the draft Specified Asset Value Calculation; or

     (b) the Accountants agree on the adjustments to be made to the draft Specified Asset Value Calculation in order for it to comply as aforesaid,

     they shall:

     (i) (in the circumstances mentioned in (b) above) jointly incorporate into, and reflect any such adjustments in, the draft Specified Asset Value Calculation;

     (ii) jointly report to the Vendor and the Purchaser that they have carried out such work as they consider necessary under this Clause
            3.5 and that in their opinion the Specified Asset Value Calculation annexed to their report has been drawn up

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

            in accordance with the provisions of Clause 3.2 and comply with those provisions; and

     (iii) specify in such report the amount of the Specified Asset Value, and the amount (if any) by which the Consideration should be increased or reduced under this Clause 3.

     and the Specified Asset Value Calculation annexed to such report and the Specified Asset Value specified in such report shall be the Specified Asset Value Calculation and the Specified Asset Value respectively for all purposes of this Agreement and shall in the absence of manifest error be final and binding on the Vendor and the Purchaser, and the date of such report shall for all purposes of this Agreement be the date of agreement of the Specified Asset Value

3.6  If the Accountants are unable to agree within the Review Period on:

     (a) whether adjustments need to be made to the draft Specified Asset Value Calculation; or

     (b)  the amount of the Specified Asset Value,

     the Accountants shall forthwith jointly notify the Vendor and the Purchaser in writing of the matter or matters in dispute between the Accountants and the Vendor and the Purchaser shall thereupon forthwith endeavour in good faith to resolve and agree such matter or matters by negotiation

3.7 If the Vendor and the Purchaser have not resolved any such matter in dispute as is referred to in Clause 3.6 within 45 days after notification by the Accountants, then such matter or matters shall thereupon be referred to such firm of independent chartered accountants as the Vendor and the Purchaser may agree within 14 days of a request by either of them to the other or, failing such agreement within such time, as the president for the time being of the Institute of Chartered Accountants in England and Wales may nominate on the application of the Vendor or the Purchaser ("INDEPENDENT ACCOUNTANTS") for determination on the following basis:

     (a) the Independent Accountants shall be instructed to notify the Vendor and the Purchaser of their determination of any such matter as soon as possible;

     (b) the Vendor and the Purchaser shall be entitled to make written submissions to the Independent Accountants and to have sight of and to comment on any submissions made by the other but subject thereto the Independent Accountants shall have power to determine the procedure to be followed in relation to their determination;

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     (c)  in making such submissions the Vendor and the Purchaser shall, where appropriate, state their respective best estimates of monetary amounts of the matters referred for determination;

     (d) in making their determination the Independent Accountants shall act as experts and not as arbitrators, their decision as to any matter referred to them for determination shall in the absence of manifest error be final and binding in all respects on the Vendors and the Purchaser (but shall be without prejudice to the Purchaser's right to claim under the Warranties or otherwise in respect of any matter); and

     (e) the fees and expenses of the Independent Accountants shall be borne and paid as to one half by the Vendor and as to the other half by the Purchaser.

3.8 Following any agreement between the Vendor and the Purchaser or any determination by the Independent Accountants in accordance with Clause 3.7, the Accountants shall:

     (a) jointly incorporate into and reflect in the draft Specified Asset Value Calculation, the matters agreed between the Vendor and the Purchaser and/or determined by the Independent Accountants, together with any adjustments which may have been agreed between the Accountants in accordance with Clause 3.7; and

     (b) report on such adjusted accounts in the terms set out in Clauses 3.5(b)(ii) and 3.5(b)(iii)

     and the Specified Asset Value Calculation as annexed to such report and the Specified Asset Value stated in such report shall be the Specified Asset Value Calculation and the Specified Asset Value respectively for all purposes of this Agreement and shall, in the absence of manifest error, be final and binding on the Vendor and the Purchaser, and the date of such report shall for all purposes of this Agreement be the date of determination of the Specified Asset Value.

3.9 Following Completion and until the Specified Asset Value shall have been agreed or determined the Purchaser and the Vendor shall:

     (a) give or procure that the Accountants and the Independent Accountants are given unrestricted access at all reasonable times to all books and records of the Company which are in the possession or under the control of the Vendor or the Purchaser (as the case may be); and

     (b) generally provide the Accountants and the Independent Accountants with such other information and assistance as they may reasonably require (including access

                                       9
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          to and assistance at reasonable times from personnel employed by the
          Vendor or the Purchaser, as the case may be) in relation to the review, agreement or determination of the Specified Asset Value Calculation and the Specified Asset Value.

3.10 The Vendor and the Purchaser shall use their respective reasonable endeavours to procure that the Accountants comply with the requirements placed upon them under this Clause 3 (including, without limitation, the provisions relating to timing).

3.11 The fees and expenses of the Vendor's Accountants and of the Purchaser's Accountants in respect of the matters to be dealt with by them under this Clause 3 shall be for the account of the Vendor and the Purchaser respectively.

3.12 If the Specified Asset Value is less than zero the Consideration shall be reduced by an amount equal to the shortfall and the Vendor shall, within 14 days following the agreement or determination of the Specified Asset Value pay such sum to the Purchaser. If the Specified Asset Value is more than US$0 the Purchaser shall pay to the Vendor an amount by way of additional Consideration equal to the excess, such additional Consideration to be paid within 14 days following the agreement or determination of the Specified Asset Value.

4.    COMPLETION

4.1 Completion shall take place at the offices of Pfizer Inc in New York City, New York, USA at 10.00 a.m. on 5 November 1996 or on such other date as the Vendor and the Purchaser may agree in writing.

4.2 Save as the parties shall otherwise agree on Completion the Vendor shall deliver to the Purchaser (or procure that the same are delivered to the Purchaser's lawyers or solicitors in the United Kingdom):

      4.2.1 transfers in favour of the Purchaser or as it shall direct of all of the Contract Shares duly executed by the registered holders thereof together with the certificates therefor;

      4.2.2 the certificates of incorporation (original and on any re-registration or change of name), the statutory books and the common seals and any securities seals of the Company;

      4.2.3 evidence of the extinguishment of any further liability of the Company under the Company Loan Note;

      4.2.4  the lists contemplated by paragraphs (i) and (ii) of Clause 3.1;


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

      4.2.5 evidence of the transfer into the Purchaser of the leases and/or tenancies of the US Properties, and of transfer into the Company and/or the Purchaser of the equipment and inventory used in the business of the Company as specified in two Bills of Sale in the agreed terms of even date;

      4.2.6 evidence that there shall have been transferred and assigned to the Company, by assignments in the agreed terms, certain intellectual property rights as specified in such assignments;

      4.2.7 evidence that agreements in the agreed terms shall have been entered into between certain members the Pfizer Group and the Company with respect to certain matters concerning intellectual property rights (as more particularly set out in such agreements);

      4.2.8 evidence that an agreement in the agreed terms shall have been entered into concerning the provision of certain services to the Company with respect to its business in Germany

4.3 Save as the parties shall otherwise agree on Completion the Vendor shall procure:

      4.3.1 the appointment as directors of the Company and as Secretary of the Company of such person or persons as the Purchaser shall have nominated and procure the resignation(s) of Tony Audley as director of the Company and of Dr. Robert Thomas as the secretary of the Company each delivering to the Purchaser a deed of resignation in the agreed terms acknowledging that the person so resigning has no claim for compensation for loss of office or wrongful dismissal or unfair dismissal or redundancy payment or any other claim against the Company;

      4.3.2 the revocation (if required by the Purchaser) by the board of directors of the Company of all authorities relating to bank accounts and the giving by such board of authority to such persons as the Purchaser may nominate to operate the same accounts or such other accounts with the same or such other bank or banks as the Purchaser may require.

4.4 Save as the parties shall otherwise agree on Completion the Purchaser shall:

      4.4.1 pay the Cash Consideration to the Vendor's account at Chase Manhattan Bank NA in New York City, ABA No. 021000021 bank account number 0361034655 in the name of the Vendor, by way of a wire transfer so that Vendor will receive value in respect of the Cash Consideration with effect from and including the Completion Date;

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     4.4.2   issue to the Vendor the Loan Note;

     4.4.3   execute and deliver to the Vendor the Shares Charge

     4.4.4 deliver to the Vendor duly executed stock transfer forms and share certificates in respect of the shares the subject of the Shares Charge

4.5 On and following Completion the Purchaser undertakes to the Vendor that it shall use its reasonable endeavours to procure the release of each relevant company in the Pfizer Group from (i) the guarantee and/or suretyship given in the lease dated 16 April 1992 relating to the property at Isaac Lord Building, Short Street, High Wycombe (details of which appear in the Disclosure Letter) and (ii) any liability under or in respect of the lease of 293 Great Valley Parkway referred to in Part II of the Third Schedule, and pending such release the Purchaser undertakes to the Vendor that it shall indemnify and keep indemnified each relevant company in the Pfizer Group in respect of such guarantee, suretyship, and liability and from and against all losses, costs, liabilities, expenses, claims and demands arising out of or in connection with the same.

4.6 This Agreement shall notwithstanding Completion remain in full force and effect in regard to any of the provisions remaining to be performed or carried into effect.

5.   WARRANTIES

5.1 The Vendor hereby warrants to the Purchaser in the terms of the Fourth Schedule and acknowledges that the Purchaser is entering into this Agreement in reliance on each of the Warranties.

5.2  The Warranties are given subject to the Disclosed Matters.

5.3 In the absence of fraud on the part of the Vendor, the aggregate amount of the liability of Vendor under this Agreement shall not exceed the amount of the Cash Consideration plus the principal sum payable under the Loan Note provided that the Vendor may, at its sole discretion, elect by notice in writing to the Purchaser to satisfy all or any part of such liability by a reduction in an equivalent amount of the principal sum payable under the Loan Note (and in such event such reduction shall be given effect to and the Vendor shall have no further liability to the Purchaser in respect of that part of the aforementioned liability elected so to be satisfied).

5.4 No liability shall attach to Vendor under this Agreement unless the aggregate amount of such liability shall exceed US$100,000 in which event the liability of Vendor shall not be limited by this Clause 5.4 (but without prejudice to the other provisions of this Clause 5).

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

5.5 No liability shall attach to Vendor under this Agreement in respect of any claim where the amount of such liability in respect of that claim is less than US$5,000.

5.6  Purchaser acknowledges and agrees that:

     5.6.1 it is a company experienced and knowledgeable in the medical devices industry and in products of the sort produced and sold by the Company , and is familiar with the issues, problems and concerns faced by companies (such as the Company) operating in such industry;

     5.6.2 the Vendor and the Company have, prior to the date hereof, given the Purchaser unrestricted access to all books, records, premises and employees of the Company, and has also permitted the Purchaser to speak and meet with such customers of and suppliers to the Company as the Purchaser may have requested, for the purpose of the Purchaser undertaking such due diligence as it thinks fit in relation to the Company, its business and affairs;

     5.6.3 it has carried out such inspections, reviews, and interviews as it deems sufficient and is satisfied with the quality, quantity, and completeness of information and assistance provided

5.7 The Vendor acknowledges that the Company has been selling the products described in the Disclosure Letter since about 1992 under trade agreements containing various warranties and representations to its customers, examples of which have been provided to the Purchaser by the Vendor (and are annexed to the Disclosure Letter) and the Vendor believes those representations to be true. Nonetheless, the Vendor and Purchaser acknowledge that they have seriously negotiated the many terms and conditions of this Agreement and have thereby carefully allocated various risks, costs and other matters between them and attempted to reduce any uncertainty and to simplify resolution of any disputes which might arise with respect to this Agreement. Notwithstanding the foregoing and FOR THE AVOIDANCE OF DOUBT no representation or warranty is or has been given by the Vendor (and this Agreement and the warranties shall be so construed accordingly) to the Purchaser:

     5.7.1 that the technology applicable to or used in the design, manufacture, testing or labeling of blood gas sensors (or any other products of the Company) is fit for the purpose for which such products have been designed, or is otherwise appropriate or represents the state of the art for making a blood gas sensor that will perform in foreseeable settings with a degree of safety, efficacy, or reliability satisfactory to user-practitioners, patients or regulators; and/or

     5.7.2 (although the Company believes that the products of the Company are safe, effective, and represent the state of art for such products and that its inspection, quality control, testing and record keeping procedures are complete, adequate and accurate) that the products of the Company, and/or their design and manufacture, and/or the inspection, quality control, testing (both in vitro and in vivo), clinical trials, or clinical uses of such products, are or ever will be or can ever be made sufficiently free from imperfections as to permit confidence in the performance of such products, or that the records or record keeping with respect to any and all of the foregoing is, or has been, complete, adequate or accurate.

     5.8 No claim shall be capable of being made against Vendor under this Agreement unless written notice thereof (specifying full details of the breach or other event to which such claim shall relate and the Purchaser's bona fide estimate of the amount thereof) shall have been given to Vendor promptly after a claim has arisen and in any event:

          5.8.1 in the case of claims under those Warranties set out in paragraphs 3,4 and 7 to 29 (inclusive) and paragraphs 47, 48 and/or 49 of the Fourth Schedule not later than the date which is 12 months after the date of Completion;

          5.8.2 in the case of claims under those Warranties set out in paragraphs 1, 2 and/or 5 of the Fourth Schedule not later than the date which is 18 months after the date of Completion;

          5.8.3 in the case of claims under those Warranties set out in paragraphs 30 to 45 (inclusive) of the Fourth Schedule not later than the date which is 7 years after the date of Completion

          Any such claim which may be made shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn at the expiration of one year from the date of giving notice of such claim in accordance with Clause 5.8 (or, in the case of notified claims falling within Clause 5.20, one year from the date that the contingent liability in question becomes an actual liability) unless legal proceedings in respect thereof have been commenced by the issuing and service of such proceedings against Vendor and the subject matter of any such claim which shall be so deemed withdrawn shall not be capable of being the subject of a further claim.

     5.9 Payment of any claim under this Agreement shall pro tanto satisfy and discharge any other claim under this Agreement which is capable of being made in respect of the same subject matter.

     5.10 No liability shall attach to Vendor in respect of a claim under this Agreement to the extent that:

     5.10.1 such claim arises or is increased as a consequence of a change in the law or a change or withdrawal of any previously published practice or concession of any tax authority after the date hereof;

     5.10.2 such claim arises or is increased as the result of any provision or reserve made in respect thereof in the Accounts or the Management Accounts being insufficient by reason of any increase in rates of taxation made after the date hereof or arises or is increased as the result of the retrospective imposition of taxation as a consequence of a change in the law after the date hereof;

     5.10.3 such claim or the events giving rise to such claim arise or such claim is increased as a result of an act, omission or transaction by or at the request of or with the approval of the Purchaser or the Company or its directors, officers or employees effected after Completion otherwise than in the ordinary course of business as presently carried on by the Company or as required by operation of law or any agreement of the Company which is in existence prior to Completion;

     5.10.4 such claim or the event giving rise to such claim would not have arisen if the policies of insurance effected by the Company (or equivalent policies) as at the Completion Date had been maintained in force after Completion;

     5.10.5 the liability giving rise to such claim has been taken into account in the Management Accounts;

     5.10.6 a provision or reserve (identified as such) in respect thereof is made in the Management Accounts or to the extent that the subject matter of the claim was taken into account in computing the amount of any such provision or reserve;

     5.10.7 such claim results from or is increased or extended by the change of the accounting reference date of the Company on Completion or any subsequent change thereafter or by any change in the accounting policies of the Company after Completion.

5.11 The Vendor shall have no liability to the Purchaser under the Warranties (or any of them) by reason of the bad trade debts of the Company, the amount accrued for patient data module expenses and/or the amount accrued for customer returns for repairs exceeding the amount provided therefor in the Accounts or in the Management Accounts, or exceeding the amount allowed therefor pursuant to Clause 3.2.

5.12 In assessing any liability of the Vendor under this Agreement there shall be taken into account:

     5.12.1 any benefit (excluding taxation benefit) accruing to the Purchaser or the Company as a direct consequence of the relevant breach; and

     5.12.2 the amount of any reserve or provision for liability within the Accounts which has not been fully utilised at the date of claim in respect of the relevant breach but to the extent so taken into account shall not thereafter be available as a provision.

5.13 The effect of the application of Clauses 5.9 to 5.12 shall first be taken into account for the purpose of determining the amount of liability for the purposes of Clauses 5.4 and 5.5.

5.14 The Purchaser shall not be entitled to recover any sum in respect of any claim for breach of any of the Warranties or otherwise obtain reimbursement or restitution more than once in respect of any one breach of the Warranties.

5.15 In the event that the Purchaser or the Company is entitled to recover from a third party (whether by payment, discount, credit, relief or otherwise howsoever) any sum in relation to any loss, liability or damage which is the subject of a claim under this Agreement or which may give rise to a claim under this Agreement, the Purchaser shall (or shall procure that the Company shall):

     5.15.1 notify the Vendor as soon as reasonably practicable and provide such information and assistance as the Vendor may require relating to such entitlement and the action taken or proposed to be taken by the Purchaser or the Company in respect of it;

     5.15.2 take (at the expense of the Vendor ) such reasonable steps or proceedings as the Vendor may require and shall act in accordance with any such requirements of the Vendor subject to the Purchaser being indemnified by Vendor against all reasonable costs and expenses incurred in connection therewith and shall keep the Vendor promptly informed of the progress of any such steps, proceedings or actions.

5.16 In the event of the Vendor having paid to the Purchaser an amount in respect of a claim under this Agreement and subsequent to the date of making such payment the Purchaser or the Company recovers from a third party (whether by payment, discount, credit, relief or otherwise howsoever) a sum which is referable to that payment then the Purchaser shall forthwith repay or procure the repayment by the Company to the Vendor of so much of the amount paid by the third party as does not exceed the sum paid by the Vendor to the Purchaser less the reasonable costs of the Purchaser or the Company in recovering such sum.

5.17 In the event that the Purchaser or the Company shall be in receipt of any claim by another person which might constitute or give rise to a claim under this Agreement, the Purchaser shall as soon as reasonably practicable notify the Vendor giving full details as far as practicable and shall not settle or compromise any such claim or make any admission of liability without the prior written consent of the Vendor such consent not to be unreasonably withheld. The Vendor shall be entitled to require the Purchaser to take or to procure that the Company takes (at the expense of the Vendor) such reasonable steps or proceedings as Vendor may consider necessary in order to mitigate any claim under this Agreement. The Purchaser shall and/or shall procure that the Company shall act in accordance with any such requirements of the Vendor subject to the Purchaser being indemnified by the Vendor against all reasonable costs and expenses incurred in connection therewith and shall keep the Vendor promptly informed of the progress of such acts.

5.18 Where a breach of this Agreement shall be in respect of a matter where the Company shall be insured against any loss or damage arising therefrom, the Purchaser shall procure that the Company shall make and diligently pursue a claim against its insurers for compensation for such loss or damage suffered and any claim against the Vendor shall be limited (in addition to all other limitations on the liability of the Vendor elsewhere referred to herein) to the amount by which the amount of the loss or damage suffered by the Purchaser as a result of such breach shall exceed the compensation paid by the said insurers to the Company or the Purchaser.

5.19 In relation to any claim under this Agreement or any fact, matter, event or circumstance which may give rise to a claim the Purchaser shall allow (and shall procure that the Company shall allow) the Vendor, their advisers and their agents to investigate any such claim, fact, matter, event or circumstance and whether and to what extent any amount is payable in respect thereof and shall make available (and shall procure that the Company makes available) and shall use its best endeavours to procure that the auditors (both present and then current) of the Company make available to the Vendor, their advisers and their agents, all such property, information and assistance (including access to properties and any of their books, correspondence, audit papers or other documents or records and the right to copy the same and making available employees and directors to give assistance) as may reasonably be required by the Vendor.

5.20 If any claim under this Agreement shall arise by reason of some liability of the Company which, at the time the claim is notified to the Vendor, is contingent only, the Vendor shall not be under any obligation to make any payment to the Purchaser in respect of such claim until such time as the contingent liability shall become an actual liability.

5.21 Nothing in this Agreement shall be deemed to relieve the Purchaser from any common law duty to mitigate any loss or damage incurred by it.

5.22 Any amount paid by the Vendor to the Purchaser in respect of any breach of this Agreement shall be treated as a reduction in the Consideration.

5.22 The Purchaser warrants to the Vendor that:

     5.23.1 it has not relied on any representation, warranty, covenant or undertaking of the Vendor or any other persons save for any representation, warranty, covenant or undertaking expressly set out in this Agreement. The Purchaser acknowledges that no representation, warranty, covenant or undertaking (whether express or implied, statutory or otherwise) made or alleged to have been made by or on behalf of the Vendor in connection with or arising out of the sale of the Contract Shares and which is not expressly set out in this Agreement shall give rise to any liability on the part of the maker or makers thereof or any other person or persons who might otherwise be liable in respect of the making thereof;

     5.23.2 the Purchaser is duly incorporated and validly existing under the laws of the State of Minnesota;

     5.23.3 the Purchaser has power to enter into this Agreement and to perform the obligations expressed to be assumed by it and has taken all necessary corporate action to authorise the execution, delivery and performance of this Agreement;

     5.23.4    this Agreement has been duly executed by the Purchaser;

     5.23.5 the execution, delivery and performance of the terms of this Agreement by the Purchaser will not violate any provision of:

               (a) any law or regulation or any order or decree of any authority, agency or court binding on the Purchaser;

               (b)  the Articles of Incorporation or By-laws of the Purchaser;

               (c) any loan stock, bond, debenture or other deed, mortgage, contract or other undertaking or instrument to which the Purchaser is a party;

     5.23.6 in acquiring the Contract Shares the Purchaser is acting as principal and not as agent or broker for any other person.

5.24 The Vendor undertakes that, in the event of any claim being made against the Vendor whether under the Warranties or otherwise in connection with the sale of the Shares to the Purchaser, the Vendor will not make any claim against the Company, or against any employee of the Company (other than, in respect of claims in excess of US$10,000, the

     Directors), on which or on whom the Vendor may have relied before agreeing to any term of this Agreement or authorising any statement in the Disclosure Letter.

5.25 Each of the Warranties will be construed as a separate Warranty and will not be limited or restricted by reference to, or inference from, the terms of any other Warranty.

5.26 For the purposes of references in this Clause 5 to the amount expressed in US Dollars where claims or liability in respect of claims (as the case may be) is ascertained in pounds sterling or in any currency other than US Dollars then such amount shall be translated into US Dollars at an exchange rate equivalent to the average exchange rate during the 30 day period immediately prior to the date upon which such claim is first made or, where claims are contingent and fall within Clause 5.20, the date upon which such contingent liability becomes an actual liability.

6.   CONFIDENTIAL INFORMATION

6.1 The Purchaser hereby undertakes to the Vendor that if Completion does not take place it will not and will procure that no Related Party will without the prior written consent of the Vendor at any time divulge or communicate to any person any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company which may be within or may come to its knowledge and it shall use its reasonable endeavours to prevent the publication or disclosure of any such confidential information concerning such matters and it shall forthwith return or procure the return of all documents and copies thereof relating to such arrangements or affairs unless such information or such documents are generally available to the public or they were obtained otherwise than from Vendor or its advisers or agents.

6.2 Vendor hereby undertakes to the Purchaser and its Affiliates that it will not at any time after Completion divulge or communicate to any person other than to its professional or financial advisers or to officers or employees of the Vendor or of other companies in the Pfizer Group or to the extent required by any applicable law or by the rules or regulations of the NYSE or any other recognised investment exchange (as defined by section 207 of the Financial Services Act 1986) or by any other regulatory body , or by the Internal Revenue Service or any other tax authority or equivalent body in any jurisdiction, any confidential information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Company.

7.   PENSION PROVISIONS AND EMPLOYEES

7.1 The Company is the principal employer under the Biomedical Sensors Limited Staff Benefits Plan (the "Plan") which is an exempt approved scheme within the meaning of Section 592(1) of the Taxes Act 1988. It is an insured arrangement with London & Manchester Insurance Company Limited and is contracted-out of the State earnings related pension scheme. The Plan provides pension and other benefits for and in respect of certain employees of the Company related to their final salaries at retirement.

7.2 The Purchaser agrees to offer employment as of the Completion Date to each of the Specified Individuals at a rate of pay at least equal to the rate of pay for each such Specified Individual in effect on the Business Day immediately preceding the Completion Date, such rate being set out in Annexure 4. Annexure 4 sets forth the name of each of each Specified Individual, his current rate of pay, position, date of hire and summary details of severance benefits. For the purposes of its obligations under this Clause 7.2 the Purchaser shall be entitled to rely on the accuracy of Annexure 4. The Purchaser shall have no obligation whatsoever with regard to any employees of the Vendor or of any company in the Pfizer Group in the United States and Germany, including but not limited to retired employees, who are not or shall have ceased to be employees in the United States and Germany as of the Business Day immediately preceding the Completion Date, or to employees in the United States and Germany who do not accept the offer of employment given by the Purchaser in accordance with this Clause
     7.2 and who do not work for the Purchaser for at least one day. The Purchaser shall be solely responsible for all salaries or wages accruing on or after the Completion Date with respect to the employees in the United States and Germany whom the Purchaser is obliged to offer employment as aforesaid. The Purchaser may, at its discretion, change the conditions of employment after the Completion Date except for the pay comparability requirements and severance pay obligations described in Annexure 4 which shall remain unchanged for a period of six (6) months from the Completion Date. Notwithstanding anything to the contrary herein, after such six (6) month period, the Purchaser shall provide pay and severance plans, programs and policies which are no less favourable than those provided to other similarly situated employees of the Purchaser.

7.3 The Purchaser agrees to procure that the pay comparability requirements and severance pay obligations enjoyed by employees of the Company at the Completion Date shall remain unchanged for a period of six (6) months from the Completion Date. After such six (6) month period, the Purchaser shall procure that such employees shall continue to enjoy pay and severance plans, programs and policies which are no less favourable than those provided to other similarly situated employees of the Purchaser.

7.4 Except as expressly provided herein, nothing contained herein, expressed or implied, is intended to confer upon any employee of the Vendor or of any company in the Pfizer Group any right to continued employment with the Purchaser or any Affiliate of the Purchaser for any period by reason of this Agreement. In addition, the provisions of this Agreement, in particular Clause 7.2, are for the sole benefit of the parties to this Agreement and are not for the benefit of any third party.

7.5 Vendor undertakes that, save with the consent of the Purchaser and/or the Company, during the period of 2 years following completion it will not knowingly, and whether directly or indirectly, (i) solicit the services of any employees of the Company or (ii) approach any such employees with a view to engaging their services whether as employees or otherwise.

8.   PRODUCT LIABILITY INDEMNITIES

8.1 The Vendor shall indemnify and keep indemnified the Purchaser and the Company from and against all proceedings and claims against, and liabilities of, the Company arising after Completion in respect of any personal injury occurring prior to Completion arising out of the use of any products manufactured or supplied by the Company prior to Completion PROVIDED THAT notice of any claim by the Purchaser or by the Company under this Clause 8.1 shall have been given, in accordance with Clause 8.2, within three (3) years following the date of Completion. For the avoidance of doubt the Vendor shall have and bear no liability of whatsoever nature in respect of (i) any personal injury occurring on or after Completion except to the extent directly attributable to any action or failure to act on the part of the Company prior to Completion, (ii) any personal injury arising or resulting from any products, or the use of any products, manufactured or supplied by the Company on or after Completion or (iii) any such proceedings, claims and liabilities which shall not have been notified to the Vendor within the period of three (3) years as aforesaid.

8.2 The Purchaser shall notify (or procure the Company to notify) the Vendor of any proceedings, claims and liabilities which could, or might, be the subject of a claim under Clause 8.1 (such proceedings, claims and liabilities being hereinafter referred to as "Relevant Claims") as soon as such Relevant Claims are commenced, threatened, made, instituted or arise. Such notification shall include full details of any such Relevant Claims and shall be accompanied by any relevant documentation received by the Purchaser and/or the Company in respect thereof.

8.3 The Purchaser agrees and undertakes that the Vendor shall have the right to undertake, in the Company's name, the conduct of any negotiations or defence in relation to any Relevant Claims, whether or not legal proceedings are instituted, and to compromise or settle any Relevant Claims on any basis that it thinks fit, subject to the Vendor agreeing as follows:

     8.3.1 that it will undertake such negotiations and/or defence with appropriate skill and attention and shall use its best endeavours to adhere to all procedural matters and requirements required for the proper conduct of any litigation;

     8.3.2 that it will keep both the Purchaser and the Company informed of the progress of such negotiations and defence and consult with both the Purchaser and the Company in relation thereto;

     8.3.3 that it will indemnify the Company against all legal costs and expenses incurred by the Vendor in respect of the conduct of such negotiations and defence, all amounts agreed to be paid pursuant to any compromise or settlement of any Relevant Claims and all damages, costs and expenses in relation to any Relevant Claims in the event of a finding of liability against the Company.

8.4 Until such time as the Vendor shall elect, under Clause 8.3, to undertake the conduct of any negotiations or defence in relation to any Relevant Claims, the Purchaser agrees and undertakes to procure that the Company will itself, to the extent that the Company shall reasonably be in a position so to do, vigorously challenge and defend any Relevant Claims, whether or not legal proceedings are instituted and that:

     8.4.1 the Company will undertake any negotiations and/or defence with appropriate skill and attention and shall use its reasonable endeavours to adhere to all reasonable procedural matters and requirements required for the proper conduct of any litigation;

     8.4.2 the Company will in the selection of legal counsel to represent it in such negotiations and/or defence consult the Vendor and accede to its reasonable request;

     8.4.3 the Company and the Purchaser will each keep the Vendor informed of the progress of such negotiations and/or defence and will consult closely with the Vendor at all stages thereof and will take no significant decisions in relation thereto without first giving the Vendor reasonable opportunity to comment on the same the Vendor will indemnify the Company against all legal costs and expenses incurred by the Company in respect of the conduct of any negotiations and/or defence in relation to any Relevant Claims and, subject to compliance by the Purchaser and the Company with the foregoing and with Clause 8.7, all amounts agreed to be paid pursuant to any compromise or settlement of any Relevant Claims and all damages, costs and expenses in relation to any Relevant Claims in the event of a finding of liability against the Company.

8.5 The Purchaser agrees to allow, and to procure that the Company will allow the Vendor and its legal and other professional advisers, upon the giving of reasonable notice, to all of the Company's records which may in the opinion of the Vendor be relevant to any Relevant Claims, to all of the Company's records which may be relevant to any product which is the subject of any Relevant Claims and to such of the Company's employees as the Vendor shall consider desirable or necessary in connection with assessing any Relevant Claims and/or the undertaking of any negotiations and/or defence in respect of any Relevant Claims.

8.6 The Purchaser shall itself bear, or procure that the Company bears, any costs incurred by either the Purchaser or the Company in complying with their obligations under Clause 8.5.

8.7 The Purchaser agrees and undertakes that neither the Purchaser nor the Company shall act in any manner or do anything, which might compromise or prejudice any negotiations or defence in respect of any Relevant Claims without, in any case, the Vendor giving its approval thereto, save that if the Vendor shall not within a reasonable time elect to undertake the conduct of any negotiations or defence in respect of any Relevant Claims then the Vendor shall not unreasonably withhold the giving of such approval as aforesaid. In the event of any breach of this Clause 8.7 the Vendor shall cease to have any liability under Clause 8.1.

8.8 The Purchaser shall indemnify and keep indemnified, and shall procure that the Company shall indemnify and keep indemnified, on a joint and several basis, the Vendor for itself and also on behalf of each member of the Pfizer Group from and against all proceedings, claims and liabilities in respect of any personal injury occurring after Completion and whether arising out of the use of any products manufactured or supplied by the Company prior to or after Completion which shall not expressly be the subject of the indemnity given by the Vendor in Clause 8.1.

9.   WHOLE AGREEMENT AND PURCHASER'S REMEDIES

9.1 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto.

9.2 The Purchaser (for itself and as agent and trustee for and on behalf of each Related Party and their respective directors, officers, employees, agents and advisers) irrevocably and unconditionally waives any right it may have to claim damages and/or to rescind this Agreement in respect of any false or misleading statement (other than a statement made fraudulently) made to it or a Related Party or any of their respective directors, officers, employees, agents and advisers and upon which it relied in entering into this Agreement but which is not expressly set out in this Agreement.

9.3 The Purchaser (for itself and as agent and trustee for and on behalf of each Related Party and their respective directors, officers, employees, agents and advisers) agrees that no representation, warranty, covenant or undertaking is or was given in or in relation to the Descriptive Memorandum or, unless and to the extent that any of the Warranties expressly applies to the same, any information, expression of opinion or future intention, forecast, speculation, assessment, projection, illustration, estimate, budget or advice contained or referred to in the Descriptive Memorandum or in any documentation made available to, or inspected by, the Purchaser or its advisers in connection with the due diligence undertaken by it in relation to the Company.

9.4 No breach of this Agreement shall in any event give rise to a right on the part of the Purchaser to rescind or terminate this Agreement. The sole remedy of the Purchaser in respect of any breach of this Agreement shall be in damages and shall be subject to the limitations contained in this Agreement.

9.5 The Purchaser acknowledges and agrees that the express terms of this Agreement are in lieu of all warranties, conditions, terms, undertakings and obligations implied by statute, common law or otherwise, all of which are hereby excluded to the fullest extent permitted by law.

9.6 The Vendor hereby confirms and undertakes to the Purchaser that it will not (and will procure that each of its Affiliates will not) at any time after the Completion Date in any circumstances bring any action claim or demand against the Company in respect of the Company Loan Note (or any indebtedness of the Company represented by the Company Loan Note)

10   ACCESS TO BOOKS AND RECORDS ETC

10.1 The Purchaser acknowledges:

     (i) that, pursuant to an Agreement dated 30 June 1988, as amended by a so-called First Amendment and a so-called Second Amendment, (the `Original Purchase Agreement') made between the then shareholders (the "Sellers") of Biomedical Sensors (Holdings) Limited (`BSHL') (which was at that time, and so remained until 23 October 1996, the immediate parent company of the Company) and Howmedica International Inc (`HII') (which is the subsidiary of the Vendor) HII purchased the entire issued share capital of BSHL;

     (ii) that it has been provided with a copy of the Original Purchase Agreement;

     (iii) that pursuant to Section 2.6 (i) of the Original Purchase Agreement HII undertook certain obligations concerning the keeping by the Company of certain books and records, the provision of certain information to the Sellers and permitting certain access to and examination of such books and records;

     (iv) that HII's obligations under such Section 2.6(i) aforesaid are not yet discharged; and

     (v) that if HII were unable to discharge its obligation sunder Section 2.6(i) aforesaid it might be in breach thereof and incur liability and/or be subject to other legal remedies available to Sellers

10.2 The Purchaser undertakes and represents to the Vendor , for itself, and on behalf also of HII, (i) that the Purchaser will procure that the Company shall preserve for at least 30 months following the date hereof the books and records of the Company respecting sales of the MPC (as defined in the Original Purchase Agreement) and all other information falling within
      Section 2.6(i) aforesaid, including any amounts due to the Sellers (ii) that the Purchaser will procure that the Company will not destroy any such books and records without first notifying HII and the Vendor of such intention and giving the Vendor and HII reasonable opportunity themselves to take possession of such books and records or otherwise to take copies thereof (iii) that the Purchaser will procure that the Company will permit the Vendor, HII and/or the Sellers and/or any other persons contemplated to have access by Section 2.6(i) aforesaid (or any of them) access to all such records and books as will enable HII fully to discharge its obligations under the Original Purchase Agreement and, in particular,
      Section 2.6(i) thereof and (iv) that if, within the period of 30 months following the date hereof the Company, or the business or undertaking thereof, shall be sold or transferred to any other person the Purchaser will procure that the purchaser or transferee enters into and delivers to the Vendor and HII a similar undertaking to this one in favour of the Vendor and HII.

10.3 The Purchaser agrees that at any time, upon reasonable notice thereof being given to the Purchaser and at the cost of the Vendor, the Vendor may take and retain such copies of the Company's records as it may require in order to be able to comply with its obligations under Section 2.6(i) aforesaid. The Purchaser also acknowledges that the Vendor and/or HII has retained copies of certain of such books and records for such purpose and agrees that the Vendor and/or HII may retain these notwithstanding Completion taking place.

10.4 The Purchaser acknowledges that the Company has itself given to the Vendor and to HII acknowledgments, undertakings and representations in terms substantially similar (mutatis mutandis) to these set out in Clauses 10.1,
      10.2 and 10.3 above.

10.5 Purchaser agrees forthwith to give directly to HII acknowledgments, undertakings and representation in terms substantially similar to these set out in Clause 10.1, 10.2 and 10.3

11.   GENERAL PROVISIONS

11.1  COSTS

      Each of the parties hereto shall pay its own costs of and incidental to the negotiation, preparation and completion of this Agreement.

11.2  ANNOUNCEMENTS

      No announcement or circular in connection with the subject matter of this Agreement shall be made by or on behalf of the Vendor without the prior approval of the Purchaser or by the Purchaser without the prior approval the Vendor save that in the event that the Purchaser is required by any applicable law or by the regulations of any stock exchange or other securities market on which any shares in or other securities of the Purchaser are listed to make any announcement or issue any circular the Purchaser may do so after first consulting the Vendor as to the contents thereof.

11.3  TIME OF THE ESSENCE

      Time shall be of the essence as regards any date or period mentioned in any Clause of this Agreement save only to the extent that any date or period may be altered by mutual agreement between the Vendor and the Purchaser whereupon time shall be of the essence as regards such date or period as so altered.

11.4  VARIATION

      No modification, variation or amendment of this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of both the parties hereto.

11.5  NO ASSIGNMENT

      The Purchaser shall not be entitled to assign the benefit of this Agreement (or any part of it) to any other person and the Vendor shall not be entitled to assign its obligations under this Agreement (or any part of it) to any other person. The Purchaser confirms to Vendor that it is not acquiring the Contract Shares with a view to disposing of any of the Contract Shares or any of the assets of the Company other than in the ordinary course of business.

11.6  FURTHER ASSURANCE

      At any time after Completion each of the parties shall, at the request and cost of the other, execute such further documents and do such acts and things as may reasonably be necessary for the purpose of giving effect to the provisions of this Agreement.

11.7  INVALIDITY

      If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (in whole or in part) such provision or part shall to that extent be deemed not to form part of this Agreement but the remainder of this Agreement shall continue in full force and effect.

11.8  COUNTERPARTS

       This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same agreement.

11.9   GOOD FAITH

       In the implementation of this Agreement the parties undertake to observe the utmost good faith in their dealings with each other.

11.10  ACTIONS REQUIRED OF THIRD PARTIES

       Each of the parties agrees to use its reasonable endeavours to ensure, so far as it is reasonably practicable so to do, that any actions required of any member of the same group of companies as either such party in order to give effect to the transaction contemplated by this Agreement are duly undertaken.

11.11  GOVERNING LAW AND JURISDICTION

       This Agreement shall be governed by English law and the parties hereto hereby submit to the jurisdiction of the English Courts.

11.12  NOTICES

       Any notice required or authorised to be given hereunder and any process to be served in relation to or arising out of this Agreement ("NOTICE") shall be in writing and may be served personally or delivered to the address of the relevant party or parties as specified below, or to such other address as any one of the parties may from time to time notify to the other parties hereto for this purpose by Notice, or sent by registered mail (return receipt requested), certified mail or by a courier (with a receipt being obtained) addressed to the address of the relevant party or parties as specified below or to such other address as any one of the parties may from time to time notify to the other parties hereto for this purpose by Notice:

       11.12.1      if to the Vendor:
                    Address:  235 East 42nd Street New York, NY 10071
                    Attention:  Robert C. Ross

       11.12.2      if to the Purchaser:
                    Address:       2658 Patton Road
                                   St. Paul
                                   Minnesota 56118

                    Attention:     Chief Financial Officer

11.13  SERVICE OF NOTICES

       Any Notice served personally shall be deemed to have been given upon such service and any Notice delivered to the address specified in Clause 11.12 shall be deemed to have been given when delivered. PROVIDED ALWAYS that if a Notice which is served personally or delivered is given on a day that is not a Business Day the relevant Notice shall be deemed to be given on the Business Day next following that day and PROVIDED FURTHER that if a Notice which is served personally or delivered is given after
       5.30 p.m. on a Business Day the relevant Notice shall be deemed to be given at 9.30 a.m. on the Business Day next following such Business Day.

AS WITNESS the hands of the parties hereto or their duly authorised representatives the day and year first before written.

                                FIRST SCHEDULE

    (PARTICULARS OF THE COMPANY AS AT THE DATE HEREOF, PRIOR TO COMPLETION)


Date of incorporation:        9th November 1982

Place of Incorporation:       England and Wales

Registered Number:            1676781

Registered Office:            5 Manor Court Yard, High Wycombe, Buckinghamshire
                              HP13 5RE

Share capital (authorised):   (Pounds)29,829,089 divided into 22,829,089
                              Ordinary shares of (Pounds)1 each in the capital of the Company and 7,000,000 9% non-cumulative redeemable preference shares of (Pounds)1 each in the capital of the Company.

Share capital (issued):       22,829,089 Ordinary shares issued fully paid or
                              credited as fully paid and 7,000,000 9% non-cumulative redeemable preference shares issued fully paid.

Shareholders
------------

H Inc. 22,479,089 Ordinary shares of (Pounds)1 each in the capital of the Company

                              7,000,000 9% non-cumulative redeemable preference shares of (Pounds)1 each in the capital of the Company

Directors:                    Tony George Robert Audley
                              Roy Johnson
                              Peter Albrighton

Secretary:                    Dr Robert Thomas

Accounting Reference Date:    30th November

Auditors:                     KPMG

Subsisting Mortgages, debentures and other registered charges: There exists a charge over the George Street Premises in favour of Nuffield College in respect of monies due or to become due under a licence for alterations dated 21.12.83.

                               SECOND SCHEDULE

     (PARTICULARS OF CONTRACT SHARES AND ALLOCATION OF THE CONSIDERATION)


          (1)                 (2)                           (3)

          CONTRACT            AMOUNT OF                     AMOUNT OF
          SHARES              CONSIDERATION                 CONSIDERATION
                              TO BE PAID IN                 TO BE SATISFIED BY
                              CASH (US$) FOR THE            THE ISSUE OF THE
                              CONTRACT SHARES               LOAN NOTE (US$
                              SPECIFIED IN COLUMN (1)       PRINCIPAL AMOUNT)

          22,829,089                $1,150,000              $5,575,000
          Ordinary Shares
          of (Pounds)1 each

          7,000,000                 $350,000                $1,725,000
          9% non-cumulative
          redeemable
          preference shares
          of (Pounds)1 each
                                    ------------            -------------
                                    US$1,500,000            US$7,300, 000
                                    ============            =============

                                THIRD SCHEDULE

                          (DETAILS OF THE PROPERTIES)

                                    PART I
                                (UK PROPERTIES)

1.   GEORGE STREET, HIGH WYCOMBE, BUCKS

     Under lease dated 1st December 1980 between:

     (1) Warden and Fellows of Nurfield College in the University of Oxford
     (2) JM Jones & Sons (Holdings) Limited

     Term:  25 years from 29.09.80

     Current Rent:  (Pounds)105,000 p.a.

2.   SHORT STREET, HIGH WYCOMBE, BUCKS

     Lease dated 16.04.92 between:

     (1)  AJ and SC Packford
     (2)  The Company
     (3)  Pfizer Inc (surety)

     Term: 4 years from and including 16.04.92 Extended by a Deed of Variation dated 15.04.96 (to which Pfizer Inc is not a party) to 5 years from and including 16.04.92

     Current Rent:  (Pounds)41,000 p.a. (As adjusted by deed of variation)

3.   4 MANOR COURT YARD, HIGH WYCOMBE, BUCKS

     Lease of 4 Manor Court. Yard (formerly Unit 1D) dated 16.01.90 between:

     (1)  Bluevale Limited
     (2)  The Company

     Term:  25 years to 15.01.2015 (break clause at Jan 1998)

     Current Rent:  (Pounds)27,500

     Title No: 4 Manor Court:   BM 147113

4.   5 MANOR COURT YARD, HIGH WYCOMBE, BUCKS

     Lease of 5 Manor Court. Yard (formerly Unit 1E) dated 16.01.90 between:

     (1)  Bluevale Limited
     (2)  The Company

     Term: 25 years to 15.01.2015 (break clause at Jan 1998)

     Current Rent: (Pounds)27,500

     Title No: 5 Manor Court :  BM 147114



                                    PART II
                                (US PROPERTIES)


1. 293 Great Valley Parkway Great Valley Corporate Center, Malvern PA 19355 between:

     (1)  Morehall Associates Limited Partnership
     (2)  Biomedical Sensors, a division of Shiley Inc.

     Agreement for lease of premises dated 11.11.91

     Term: to 31 October 1997

     Current Rent:  US$25,650

2.   Paoli Technology Enterprise Center Lease dated 24.07.87 between:

     (1)  PTEC Associates, Inc.
     (2)  Biomedical Sensors Inc

     Term:  Annual (renewable July)

     Current Rent:  US$27,000

     Total annual costs:  US$35,000

                                FOURTH SCHEDULE
                                 THE WARRANTIES


In accordance with Clause 5 of the Agreement the Vendor gives each of the following warranties, representations and undertakings subject to the matters stated in the Disclosure Letter and Clause 5 but otherwise subject to no qualification whatever.


ACCOUNTS AND RECORDS

1.1 As at the Accounting Date the balance sheet contained in the Accounts gave a true and fair view of the state of affairs of the Company at the Accounting Date.

1.2 As at the Accounting Date the profit and loss account contained in the Accounts gave a true and fair view of the profit of the Company during the financial period to which it related.

2 Copies of the Management Accounts have been supplied to the Purchaser and, so far as the Vendor is aware, the information in such Accounts is fair and not misleading.

3 The information contained in Schedule 1 and the details of the Contract Shares contained in Schedule 2 are true and accurate in all respects.

4.1 So far as the Vendor is aware compliance has been made with all legal requirements in connection with the formation of the Company and all issues and grants of shares, debentures, notes, mortgages or other securities of the Company.

4.2 So far as the Vendor is aware the statutory books (including all registers and minute books) of the Company have been properly kept and contain an accurate record of the matters which should be dealt with in those books and no notice or allegation that any of them is materially incorrect or should be rectified in any material way has been received.

POSITION SINCE THE ACCOUNTING DATE

5.   Since the Accounting Date there has not been:

     5.1 any commitment made involving any single item of material capital expenditure by the Company in excess of (Pounds)30,000, nor commitments made by the Company in aggregate involving capital expenditure in excess of (Pounds)300,000;

     5.2 any acquisition by the Company of any asset otherwise than in the ordinary course of business;

     5.3 any acquisition by the Company of any other business or body corporate or any part thereof or any share or shares therein;

     5.4 except in the ordinary course of business any disposal of any of the assets of the Company;

     5.5 save with respect to the issue of shares in connection with the matters mentioned in Recital (B) , any issue of share or loan capital by the Company, any increase in the authorised share capital of the Company, any purchase or redemption by the Company of any shares in the Company or any reduction of the capital of the Company;

     5.6 except for any dividends provided for in the Accounts, any distribution by the Company (whether of capital or income) or dividend or bonus declared or paid on any part of its share capital.

     5.7 any loan made by the Company which remains outstanding which has become due and payable in whole or in part to the Company;

     5.8 any trade and business of the Company which has been carried on other than in the ordinary and normal course;

     5.9  any change to Company's accounting reference date.

CAPITAL

6.1 The Company has not allotted or issued any share capital currently in existence other than the shares shown in Schedules 1 and 2 as being issued.

6.2 No Contract has been entered into which requires or may require the Company to allot or issue any share or loan capital and the Company has not allotted or issued any securities which are convertible into share or loan capital.

THE PROPERTIES

7.1 The Third Schedule specifies all the land and buildings owned, used or occupied by the Company whether freehold or leasehold or of any other tenure and whether situated in England and Wales or elsewhere.

7.2 The Company is not now nor will at Completion be under any obligation to purchase, lease, sublease, use or otherwise occupy or to acquire any rights of any nature whatsoever in respect of any other land or buildings wheresoever situated.

7.3 The Properties are now and will at Completion be of the respective tenures specified in that Schedule

7.4 All deeds and other documents necessary to prove or show title to each of the Properties are in the possession of or held to the order of the Company

8.1 The UK Properties are free from all mortgages, charges, liens, debentures (whether fixed or floating), options, covenants, agreements, claims and overriding interests (as defined in section 70 of the Land Registration Act 1925) or any other encumbrance affecting the Company's title to the Properties.

8.2 The US Properties are free from all mortgages, liens and other encumbrances affecting the Company's title to the US Properties.

8.3 As far as the Vendor is aware there are no subsisting disputes or outstanding notices or, in the case of leasehold property, rights for the lessor thereof to break the term.

9. All rents and service charges have been paid to date and during the Company's ownership of the relevant Property so far as the Vendor is aware no notice of any alleged material breach of any of the terms of any lease or tenancy agreement under which any of the Properties is held has been received by the Company.

10.1 All leases, tenancies, licences and agreements to which any of the Properties are subject are either summarised in the particulars thereof set out in the Third Schedule hereto or are referred to or annexed to the Disclosure Letter.

10.2 There are no rent reviews in the course of being determined or, save as disclosed in the leases, tenancy agreements, licence agreements or other agreements supplied to the Purchaser by the Vendor, exercisable by the lessor from a date prior to the Completion Date.

OTHER ASSETS

11. The Company is the owner of all fixed and loose plant, equipment, raw materials and vehicles and every other asset reflected in the accounts and used in connection with its business (hereinafter together referred to as "plant and equipment"). So far as the Vendor is aware the plant and equipment is free from any credit sale, conditional sale or hire purchase agreement or agreement reserving title to any other person or for payment on hiring or deferred terms except for:

      11.1  any hire or lease agreement in the ordinary course of business;

      11.2 reservation of title provisions in respect of goods and materials acquired by the Company in the ordinary course of business; and

      11.3 liens arising in the ordinary course of business by operation of law.


LOANS, CHARGES AND GUARANTEES

12.1 The Company has not now outstanding and has not agreed (conditionally or unconditionally) to create any loan capital (whether secured or unsecured) or any mortgage, debenture, charge, lien or other encumbrance over any of its assets or undertaking whether present or future.

12.2 So far as the Vendor is aware the Company had no outstanding indebtedness as of 27 September 1996 which is not reflected in the Management Accounts as at 27 September 1996.

13.1 No guarantee or indemnity has been given or granted by the Company in respect of the discharge of the liabilities or the performance of any of the obligations (whether present or future) of any other person or any suretyship in respect thereof.

13.2 The Company does not have the benefit of any guarantee or indemnity given by any third party save as disclosed in the Disclosure Letter.

14. The Company is not in material default under the terms of any borrowing made by it.

15. There are no loans made by or to the Company to or by any of its directors or members.

16. The Company has not applied for or received any grant, subsidy, payment or allowance from any government, authority, body or agency (whether supra-national, national, regional or local) which may at any time be or become repaid or repayable.

INSOLVENCY

17.1 No order has been made and no resolution has been passed for the winding-up of the Company and no meeting has been convened and so far as the Vendor is aware no petition has been presented for the purpose of winding-up the Company.

17.2 No administration order has been made and so far as the Vendor is aware no petition for such an order has been presented in respect of the Company.

17.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Company or all or any of its assets.

17.4 The Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

17.5 No voluntary arrangement has been approved under Part I Insolvency Act 1986 and no compromise or arrangement has been sanctioned under section 425 of the Act in respect of the Company.

17.6 No distress, execution or other process which remains undischarged has been levied on the assets of the Company, the Company has not stopped the payment of its debts or received a written demand pursuant to Section 123(1)(a) Insolvency Act 1986 and it is not unable to pay its debts within the meaning of Section 123 Insolvency Act 1986 nor could it be deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986.

17.7 The Vendor is not aware that the Company has received notice of a disqualification order made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any current officer or employee of the Company.


CONDUCT OF BUSINESS, CONTRACTS, ETC.

18.1 The Company is not a party to any agreement a copy of which has not been supplied to the Purchaser or details of which have not been given in the Disclosure Letter:

      18.1.1 which is of a long term nature or involves obligations of a material nature or magnitude; nor

      18.1.2   which is outside the ordinary course of business of the Company.

19.1 So far as the Vendor is aware, with respect to each medical device currently manufactured or marketed by the Company, excepting medical devices currently manufactured or marketed by the Company in Japan, application has been made by or on behalf of the Company for or there has been obtained by or on behalf of the Company all applicable licenses, registrations, approvals, clearances, and authorisations required by local, state, or federal agencies, foreign or domestic, regulating the safety, effectiveness, manufacturing or market clearance of such medical device which are necessary for such medical device to be manufactured or marketed in the jurisdiction or jurisdictions in which it is currently manufactured or marketed.

19.2 With respect to each medical device currently manufactured or marketed by the Company in Japan, the Company has, where necessary for such medical device to be manufactured or marketed, a `Shonin' Product Approval/Licence (but no warranty is given as to whether the Company has any import licences which may be necessary for such medical device to be manufactured or marketed in Japan).

19.3 So far as the Vendor is aware, all material written data and information submitted by the Company to all such authorities are truthful and accurate in all material respects and no material facts have been omitted from such submissions

20. There are no agreements in force which (whether conditionally or unconditionally) require or confer the right to require the allotment or issue of any share capital of the Company now or at any time in the future and no person is entitled to any option in respect of any of the Contract Shares.


                            DIRECTORS AND EMPLOYEES

21. So far as the Vendor is aware there is no subsisting contract of service between the Company and any director or employee of the Company which cannot be terminated without breach of contract by giving prior notice of three months or less under which emoluments are at a rate in excess of (Pounds)30,000 per annum.

22. There has not since the Accounting Date been any material alteration in the terms of employment or any material increase in any fees or emoluments paid or payable to any director or employee of the Company.

23. There is no share option or share incentive scheme of any nature whatsoever in operation by or in relation to the Company for any of its directors or employees.

24. So far as the Vendor is aware no employee of the Company as at the date hereof has been engaged by the Company since the Accounting Date other than in the ordinary course of business and/or so far as the Vendor is aware no person employed by the Company at or since the Accounting Date has, since the Accounting Date, ceased or given or received notice to cease, to be so employed.

25. So far as the Vendor is aware the Company is not involved, and has not during the 12 months prior to the date of this Agreement been involved, in any strike, lock-out, industrial or trade dispute or any negotiations with any trade union or body of employees.

                                    PENSIONS

26.1 Full particulars of all plans, schemes, or arrangements in relation to death, disability or retirement for or in respect of the employees of the Company have been disclosed.

26.2 Full particulars of the basis on which the Company makes, or is liable to contributions to any of the plans, schemes or arrangements referred to in paragraph 26.1 hereof have been disclosed in writing to the Purchaser.

27. All contributions which are payable by the Company in respect of any of the plans, schemes or arrangements referred to in paragraph 26.1 hereof and all contributions due from the employees of the Company as members of such plans, schemes or arrangements have been duly made at the date hereof.

28. With the exception of the pension scheme details of which appear in the Disclosure Letter there are no:

      28.1 agreements or arrangements for the provision of any relevant benefits (as defined in Section 612(1) of the Taxes Act 1988) or similar benefit (including any pension, annuity, lump sum, gratuity or other like benefit) to be given on retirement, or in anticipation of retirement or after retirement in connection with past service, or to be given on or in anticipation of or in connection with any change in the nature of the service of the person in question or on death or disability; or

      28.2 informal or ex-gratia pension arrangements, customs or practices (whether or not legally enforceable or schemes involving the Company for the provision of such benefits;

      for any employee, former employee, director or former director, officer or former officer of the company or for any dependents of any such person and no proposals for such arrangements have been announced by the Company.

                                   LITIGATION

29.1 As at the date hereof the Company is not involved in any material litigation, arbitration, prosecution or other legal proceedings nor has it been threatened in writing therewith.


29.2 The Vendor is not aware of any unsatisfied judgment or unfulfilled order outstanding against the Company or that the Company is a party to any outstanding undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

                             TAXES AND DUTIES ETC.

      Tax Residence
      -------------

30.1 The Company is resident in the United Kingdom for the purposes of United Kingdom taxation and has not been resident for taxation purposes in any other country under the laws of that country.

30.2 The Company has not at any time, prior to the Transfer Date, been subject to Taxation in any jurisdiction outside the United Kingdom or, prior to the Transfer Date, had a branch outside the United Kingdom or any permanent establishment (as that expression is defined in the respective double taxation relief orders current at the date hereof) outside the United Kingdom.

30.3 The Company is not assessable and has not at any time been assessable to tax under Section 78 Taxes Management Act 1970.

      Accounts and Returns
      --------------------

31.1 Full provision was made in the Accounts for taxation assessed on or measured by reference to all profits earned up to the Accounting Date and other taxation liabilities for which the Company was at the Accounting Date liable to be assessed and so far as the Vendor is aware, having also made enquiry of the Company's Auditors, all liabilities (including contingent and deferred liabilities) of the Company for tax as at the Accounting Date are fully provided for in the Accounts.

31.2 The Company has properly and punctually effected all requisite registrations, made all relevant returns, kept all relevant records, given all relevant notices and made all relevant payments for the purposes of taxation and there are not, nor, so far as the Vendor is aware are there likely to be, any disputes whatsoever with the Inland Revenue or other taxation authorities, the Companies Registry, the Department of Trade, Customs and Excise authorities, H.M. Treasury, The Bank of England or any other governmental (whether national or local) department or body whether in the United Kingdom or elsewhere.


      Penalties and Interest
      ----------------------

31.3 The Company has not within the period of six years ending on the date hereof paid or become liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act 1970 or otherwise.

       Investigation
       -------------

31.4 The Company has not within the period of six years ending on the date hereof been subject to an investigation, audit or visit (other than of a routine nature) involving HM Customs and Excise, the Inland Revenue or any other relant tax. authority.

       PAYE and Employees
       ------------------

32.1. The Company has properly operated the Pay As You Earn and National Insurance systems deducting tax as required by law and all sums in respect thereof have been paid to the Inland Revenue (in so far as such taxation ought to have been paid).

32.2. So far as the Vendor is aware, having also made enquiry of the Company's Auditors, prior to the date hereof the Company has not made any payment to or provided any benefit for any officer or employee or ex-officer or ex-employee of the Company which is not allowable as a deduction in calculating the profits of the Company for taxation purposes and the Company is under no obligation to make any such payments or provide any such benefit.

       Deductions
       ----------

33. All payments by the Company to any person prior to the date hereof which ought to have been made under deduction of tax have been so made and the Company has accounted to the Inland Revenue for the tax so deducted to the extent it ought to have done so.

       Value Added Tax
       ---------------

34.1 The Company is a registered and taxable person for the purposes of value added tax and, so far as the Vendor is aware, has complied in all material respects with the requirements relating to VAT.

34.2 The Company is not and has not been a member of a VAT group for United Kingdom tax purposes.

34.3 No claim has been made at the date hereof by the Company for bad debt relief under section 36 of the Value Added Tax Act 1994.

34.4 The Company has not elected to waive exemption from value added tax under the provisions of paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 in respect of any interest in land or buildings held by the Company.

34.5 The Company has not within the period of 6 years preceding the date hereof purchased or otherwise acquired any capital items which may be subject to adjustment of input tax under Part XI of the Value Added Tax Regulations 1995.

34.6 So far as the Vendor is aware the Company has not within the two years ending on the date hereof been served with any penalty liability notice or any surcharge liability notice or been issued with any written warning for the purposes of value added tax.

34.7 The Company has not been required by the Commissioners of Customs & Excise to give security.

34.8 The Company is not, and has agreed to become, an agent, manager or factor for the purposes of Section 47 of the Value Added Tax Act 1994 of any person who is not resident in the United Kingdom.

34.9 All supplies of goods and services made by the Company are taxable supplies for the purposes of the Value Added Tax Act 1994 and so far as Vendor is aware the Company has not been and will not be denied credit for any input tax by reason of the operation of Section 26 of the Value Added Tax Act 1994 or otherwise

       Capital Allowances
       ------------------

35. If a pool of capital assets of the Company were disposed of at the date hereof, or a disposal is made of any asset not in a pool at the date hereof, for a consideration equal to the book value of that pool of assets or (as the case may be) that asset in or adopted for the purpose of the Accounts no balancing charge under the Capital Allowances Act 1990 would arise.

       Chargeable Gains
       ----------------

36.1 If each of the capital assets of the Company were disposed of at the date hereof for a consideration equal to the book value of that asset in or adopted for the purpose of the Accounts no liability to corporation tax on a chargeable gain would arise.

36.2   The Company has not at any time:

       36.2.1 acquired any asset from any company which at the time of the acquisition was a member of the same group of companies as defined in Section 170 TCGA 1992;

       36.2.2  been a party to any such reconstruction as is described in
               Section 343 of the Taxes Act 1988;

       36.2.3 been the subject or otherwise involved in any arrangements as are referred to in Section 240(11) or 410 of the Taxes Act 1988;

       36.2.4 been and so far as the Vendor's are aware there are no circumstances by virtue of which the Company could be, assessed or charged to corporation tax by virtue of the provisions of
               Section 178(9), 179(11), 190 or 191 TCGA and is not entitled to recover or liable to have recovered from it any sums paid pursuant to any of those Section; or

       36.2.5 ceased to be a member of a group of companies in such circumstances that a profit or grain was deemed to accrue to the Company by virtue of Section 178 or 179 TCGA 1992 and neither the execution of this Agreement nor Completion will result in any profit or gain being deemed to accrue to the Company for any taxation purpose whether pursuant to Section 178 or 179 TCGA 1992 or otherwise.

       Group Relief and Advance Corporation Tax
       ----------------------------------------

37.    The Disclosure Letter contains:

       37.1 full and complete particulars of all arrangements and agreements relating to group relief (as defined in section 402 of the Taxes Act 1988) to which the Company is or has been a party in the three years ending on the date hereof and:

               37.1.1 all claims made by the Company for group relief whether or not made in the said three year period were, when made, valid and have been or will be allowed by way of relief from corporation tax;

               37.1.2 the Company has not at any time made and is not liable to make any payment under any such arrangement or agreement;

               37.1.3 the Company has received all payments due to it under any such arrangement or agreement for surrender of group relief made by it;

       37.2 and complete particulars of all arrangements and agreements to which the Company is or has been a party under section 240 of the Taxes Act 1988 (set-off of surplus advance corporation tax) in the three years ending on the date hereof and:

               37.2.1 the Company has not paid and is not liable to pay any advance corporation tax which is or may become incapable of set off against the Company's liability to corporation tax; and

               37.2.2 the Company has received all payments due to it under any such arrangement or agreement for all surrenders of advance corporation tax made by it.

       Distributions
       -------------

38. No distribution within the meaning of Part VI of the Taxes Act 1988 has been made by the Company since 30th June 1988 except dividends shown in its audited accounts nor is the Company bound to make any such distribution.

39.    The Company has not issued any bonus share capital since 30th June 1988.

40. Except as reflected in the Accounts there is no liability (including a contingent liability) of the Company which arises under section 189 TCGA (capital distribution of chargeable gains: recovery of tax from shareholder).

       Foreign Companies and Overseas Trade etc
       ----------------------------------------

41. No claim has been made by the Company under section 13 of the TCGA (foreign assets: delayed remittances) or section 279 TCGA 1992 (foreign assets: delayed remittance) or section 584 (unremittable overseas income) of the Taxes Act 1988.


       Close Companies
       ---------------

42. The Company is not nor has in the last 6 years been a close company as defined in section 414 Taxes Act 1988.

       Inheritance Tax
       ---------------

43.1 There is not outstanding any Inland Revenue charge under section 237 of the Inheritance Tax Act 1984 over any assets of or shares in the Company.

43.2 No person has by virtue of section 212 of the Inheritance Tax Act 1984 (powers to raise tax) any power of sale, mortgage or charge in relation to any shares, securities or assets of the Company.

       Stamp Duty
       ----------

44.1 All documents in the possession or under the control of the Company to which the Company is a party and which attract stamp duty have been properly stamped, no claim for exemption from or reduction of stamp duty is outstanding and no exemption already granted can be withdrawn, canceled or deemed not allowed and so far as the Vendor is aware there is no outstanding liability to or in respect of stamp duty reserve tax.

       Anti-Avoidance
       --------------

44.2 Other than transactions carried into effect in accordance within the terms of a relevant application and corresponding valid and effective consent or clearance obtained on the basis of full and accurate disclosure to the Inland Revenue, the Company has not at any time since the Company became a member of the Pfizer Group nor, so far as the Vendor is aware, prior to that date, been a party to any transaction to which, and circumstances have not arisen as a result of which, any of the following provisions have been or could reasonably be applied:

       44.2.1 section 139(5) TCGA 1992 (Company reconstruction or amalgamation: transfer of assets);

       44.2.2 sections 135 and 136 TCGA 1992 (exchange of securities and reconstruction or amalgamation involving issue of securities);

       44.2.3 sections 213 to 218 Taxes Act 1988 and section 192 TCGA 1992 (demergers);

       44.2.4 sections 56 (transactions in deposits etc), 399 (dealings in commodity futures etc), 410 (arrangements for transfer of company), 395 (leasing contracts), 116 (arrangements for transferring relief) and section 118 (restrictions on relief) of the Taxes Act; and

       44.2.5   sections 703, 729, 730, 747, 765, 768, 768A, 770, and 776 to 787
                (inclusive) Taxes Act 1988.


       Post Accounting Date
       --------------------

45.    So far as the Vendor is aware since the Accounting Date:

       45.1 no event has occurred outside the ordinary course of business of the Company which has given rise or will or may give rise to a liability to Taxation on the Company in respect of deemed (as opposed to actual) income, profit or gains; and

       45.2 the Company has not entered into any transaction outside the ordinary course of business of the Company which has given rise or may give rise to a liability to Taxation on a chargeable gain.


                                   INSURANCE

46. Particulars of the Company's insurances have been disclosed to the Purchaser.


                           INTELLECTUAL PROPERTY ETC.

47.    The Company owns the intellectual property listed in Annexures 2 and 3.

48. All intellectual property used by the Company in connection with its business is registered in the name of the Company as proprietor if such intellectual property is capable of registration and no licences, registered user or other rights in respect thereof have been granted to any third party.

49. So far as the Vendor is aware the Company has not received any notice that any person is infringing any of the Company's patents.

                                 MISCELLANEOUS

50. The Vendor has full power to enter into and perform this Agreement and this Agreement constitutes obligations binding on the Vendor in accordance with its terms.

51. So far as the Vendor is aware the execution of this Agreement and the observance and performance of its provisions will not and will not be likely to:-

       51.1 result in a material breach of any Contract, law, regulation, order, judgment, injunction, undertaking, decree or other like imposition to or by which the Company and/or the Vendor is party or are bound, or entitle any person to terminate or avoid any Contract to which the Company and/or the Vendor is party, or have any material effect on any such Contract;

       51.2 result in any present or future indebtedness of the Company becoming due and payable, or capable of being declared due and payable, prior to its stated maturity date or in any financial facility of the Company being withdrawn.

                                 FIFTH SCHEDULE

                               TAXATION COVENANT


PART I - INTERPRETATION

1.   Interpretation

     In this SCHEDULE:

1.1 save as herein otherwise provided words and expressions defined in Clause 1 of this Agreement shall bear the same meanings in this Schedule and any provisions in the Agreement concerning matters of interpretation or construction shall apply equally to this Schedule; the following expressions have the following meanings unless inconsistent with the context:-

     EXPRESSION             MEANING

     "ACT"                  Advance corporation tax

     "the Auditors"         The auditors for the time being of the Company

     "the Balance Sheet"    The audited balance sheet of the Company as at the
                            Accounting Date

     "CAA"                  Capital Allowances Act 1990

     "Claim" Any notice, demand, assessment, letter or other document issued, or action taken, by or on behalf of any Taxation Authority and the submission of any Taxation form, return or computation from which, in either case, it appears to the Purchaser that the Company is or may be subject to a Liability to Taxation or other liability in respect of which the Vendor is or may be liable under paragraph 2 of this Schedule

     "Dispute"              Any dispute, appeal, negotiations or other
                            proceedings in connection with a Claim

     "Event" Any event, fact or circumstance whatsoever including but not limited to:

                                (a) any transaction, action or omission (whether
                                    or not the Company is party to it);

                                (b) the earning, receipt or accrual for any
                                    Taxation purpose of any income, profits or gains;

                                (c) the incurring for any Taxation purpose of
                                    any loss or expenditure;

                                (d) the declaration, payment or making of any
                                    dividend or other distribution;

                                (e) the sale and purchase of the Contract Shares
                                    pursuant to this Agreement; and

                                (f) Completion

     "FA"                       Finance Act

     "Group Relief"             The meaning given to that expression by section
                                402 ICTA

     "ICTA"                     Income and Corporation Taxes Act 1988

     "IHTA"                     Inheritance Tax Act 1984

     "Liability to Taxation"    Any liability of the Company to make an actual
                                payment of Taxation (whether or not the Company is primarily so liable and whether or not the Company has any right of recovery against any other person) and the Company shall be treated for the purposes of the Covenant in Part II of this Schedule as having a liability to make an actual payment of Taxation in circumstances where the Company would have had such a liability but for the utilisation of any Relief which arises after Completion.

     "Relief"                   (a) any relief, allowance, exemption, set-off,
                                    deduction or credit available from, against or in relation to Taxation or in the computation for any Taxation purpose of income, profits or gains; and

                                (b) any right to a repayment of Taxation

     "Saving" The reduction or elimination of any liability of the Company to make an actual payment of corporation tax in respect of which the Vendor would not have been liable under paragraph 2 of this Schedule by the use of any Relief arising wholly as a result of a Liability to Taxation in respect of which the Vendor has made a payment under such paragraph 2

     "Taxation"               (a)  any tax duty, impost or levy, past or
                                   present, of the United Kingdom or elsewhere, whether governmental, state, provincial, local governmental or municipal, including but not limited to income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment under section 203 ICTA or otherwise), corporation tax, ACT, capital gains tax, inheritance tax, VAT, customs and other import or export duties, rates, stamp duty, stamp duty reserve tax, national insurance and social security contributions;
                                   and

                              (b) any fine, penalty, surcharge, interest or other imposition relating to any tax, duty, impost or levy mentioned in paragraph (a) of this definition or to any account, record, form, return or computation required to be kept, preserved, maintained or submitted to any person for the purposes of any such tax, duty, impost or levy

     "Taxation Statute"       Any authority, whether of the United Kingdom or
                              elsewhere, competent to impose, assessor collect
                              Taxation, including but not limited to the Board of Inland Revenue, the Commissioners of Customs and Excise and the Department of Social Security

     "Taxation Statute"       Any statute (and all regulations and other
                              documents having the force of law under such statute) published, enacted, issued or coming into force on or before the date of this Agreement relating to Taxation

     "TCGA"                   Taxation of Chargeable Gains Act 1992

     "TMA"                    Taxes Management Act 1970

     "VAT"                         Value added tax

     "VATA"                        Value Added Tax Act 1994

1.2 references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, received or accrued for any Taxation purpose include income, profits or gains which are deemed to have been earned, received or accrued for any Taxation purpose;

1.3 references to the loss of a Relief include the disallowance of a Relief and the failure to obtain a Relief (whether as a result of the surrender of the Relief to another company or otherwise);

1.4 any stamp duty which is charged on any document, or in the case of a document which is outside the United Kingdom any stamp duty which would be charged on the document if it were brought into the United Kingdom, which is necessary to establish the title of the Company to any asset or in the enforcement or production of which the Company is interested, and any interest, fine or penalty relating to such stamp duty, will be deemed to be a liability of the Company to make an actual payment of Taxation; and

1.5 references to any statute or statutory provisions will, unless the context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidate, extended or replaced by such statute or provisions, and to any subsequent statute or the corresponding provisions of any subsequent statute directly or indirectly amending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions.

PART II - TAX COVENANT

2.   Covenant

2.1 Subject to the provisions of this Part II of this Schedule the Vendor covenants with the Purchaser to pay to the Purchaser an amount equal to:-

2.2 any liability to Taxation which has arisen or arises as a result of any Event which occurred on or before Completion, whether or not such Liability to Taxation has been discharged on or before Completion; and

2.3 any Liability to Taxation which arises under section 767A ICTA, section 132 FA 1988 or section 179, 189, 190 or 191 TCGA as a result of the combined effect of two or more Events, the first of which occurred on or before Completion; and

2.4 any Liability to Taxation which arises as a result of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by the Company on or before Completion otherwise than in the ordinary course of business of the Company; and

2.5 any liability of the Company to make a payment in respect of Taxation which has arisen or arises as a result of or in connection with any Event which occurred on or before Completion, whether or not such liability has been discharged on or before Completion, including but not limited to:-

     2.5.1 any liability of the Company to make a payment in respect of Taxation under any indemnity, covenant, guarantee or charge entered into by the Company on or before Completion; and

     2.5.2 any liability of the Company to make a payment in respect of Taxation under any agreement or arrangement relating to the surrender of Group Relief, ACT or any other Relief or to any VAT Group, in either case entered into by the Company on or before Completion; and

2.6 any costs, fees or expenses reasonably and properly incurred by the Company or the Purchaser in connection with:-

     2.6.1 any liability to taxation or other liability in respect of which the Vendors are liable under any of paragraphs 2.1 to 2.4; or

     2.6.2 taking or defending any action (including but not limited to legal proceedings) under this Part II of this Schedule

3.   Exclusions

3.1 The Vendor will not be liable under paragraph 2 of this Schedule in respect of a Liability to Taxation or other liability of the Company to the extent to which:-

     3.1.1 such Liability to Taxation or other liability was discharged on or before the Accounting Date and the discharge of such Liability to Taxation or other liability was recognised in the Balance Sheet or the Management Accounts; or

     3.1.2 provision or reserve was made or reflected in the Balance Sheet or the Management Accounts for such Liability to Taxation or other liability; or

     3.1.3 such Liability to Taxation or other liability would not have arisen but for any Event which occurred in the ordinary course of business of the Company after the Accounting Date and on or before Completion; or

        3.1.4 payment has already been made in respect of such Liability to Taxation or other liability under this Part II of this Schedule or under the Warranties; or

        3.1.5 such Liability to Taxation or other liability would not have arisen but for a change in legislation (including but not limited to an increase in rates of Taxation) or in the published practice or concession of any Taxation Authority first enacted or announced after Completion; or

        3.1.6 such Liability to Taxation or other liability would not have arisen but for a voluntary act, transaction or omission of the Company after Completion:-

                3.1.6.1 otherwise than pursuant to a legally binding obligation entered into by the Company on or before Completion or imposed on the Company by any legislation whether coming into force before, on or after Completion; and

                3.1.6.2 which the Purchaser was aware or ought reasonably to have been aware would give rise to the Liability to Taxation or other liability in question; and

                3.1.6.3 otherwise than in the ordinary course of business of the Company

3.1.7 to the extent that such Tax Liability arises by virtue of any disclaimer or disallowance of industrial building or other capital allowances or other transaction by the Company after Completion which has the effect of increasing the Tax Liability of the Company in respect of any period ending on or before the Accounting Date;

3.1.8 to the extent that the Tax Liability arises or is increased in consequence of any failure by the Purchaser to comply with, or failure to procure the compliance of the Company with, any of their respective obligations under this Schedule;

3.1.9 to the extent that such Tax Liability results from or is increased or extended by the change of the accounting reference date of the Company after Completion or by any change in the accounting policies of the Company after Completion or the payment of any unusual or abnormal dividend;

3.1.10 to the extent that such liability has been reflected or taken into account in calculations for the purposes of Clause 3 of this Agreement dealing with adjustment to the consideration.

3.2 For the purposes of paragraph 3.1.3 of this Schedule none of the following will be regarded as an Event occurring in the ordinary course of business of the Company:-

        3.2.1 any distribution (within the meaning of Part VI (with section 418 ICTA) or deemed distribution;

        3.2.2 any Event which gives rise to a Liability to Taxation in respect of deemed (as opposed to actual) income, profits or gains;

        3.2.3 the Company ceasing, or being deemed to cease, to be a member of any group of companies or associated with any other company for any Taxation purpose;

        3.2.4 any Event which gives rise to a Liability to Taxation under Part VIII TMA;

        3.2.5 any Event which gives rise to a Liability to Taxation under Part XVII ICTA;

        3.2.6 any Event which gives rise to a Liability to Taxation primarily chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person;

        3.2.7 any scheme, arrangement or transaction designed partly or wholly or containing steps or stages designed partly or wholly for the purpose of avoiding or reducing or deferring a Liability to Taxation;

        3.2.8 the creation, cancellation or reorganisation of any share or loan capital of the Company;

        3.2.9 the failure by the Company to deduct or account for any Taxation; or

        3.2.10 any Event which gives rise to any fine, penalty, surcharge, interest or other imposition relating to any Taxation.

4.      Deductions from payments

4.1 Except as required by law all payments by the Vendor under this Part II of this Schedule will be made free and clear of all deductions and withholdings (whether in respect of Taxation or otherwise).

4.2 If any deduction or withholding is required by law to be made from any payment by the Vendor under this Part II of this Schedule or if (ignoring any available Relief) the Purchaser is subject to Taxation in respect of any payment by the Vendor under this Part II of this Schedule, the Vendor covenants with the Purchaser to pay to the Purchaser such additional amount as is necessary to ensure that the net amount received and retained by the Purchaser (after taking account of such deduction or withholding or Taxation) is equal to the amount which it would have received and retained had the payment in question not been subject to the deduction or withholding or Taxation.

 .       Due date for payment

5.1 The due date for the making of a payment by the Vendor under this Part II of this Schedule will be the later of:

        5.1.1 the date falling five Business Days after the Purchaser has served notice on the Vendor demanding such payment; or

        5.1.2 in any case involving a liability of the Company or the Purchaser to make an actual payment (whether or not a payment of Taxation), the later of the date mentioned in paragraph 5.1.1 above and the date falling five clear Business Days before the last date upon which the payment is required to be made to the person entitled to the payment (after taking into account any postponement of the due date for payment of any Taxation which is obtained).

6.      Claims procedure

6.1 The Purchaser will as soon as reasonably practicable give notice of any Claim to the Vendor, provided that the giving of such notice will not be a condition precedent to the liability of the Vendor under paragraph 2 of this Schedule.

6.2 Provided that the Vendor indemnifies and secures the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses (including interest on overdue Taxation) which may be incurred thereby, the Purchaser will procure that the Company, at the Vendor's cost and expense, takes such action and gives such information and assistance in connection with its Taxation affairs as the Vendor may reasonably and promptly request to dispute, appeal against, settle or compromise any Claim, including but not limited to:

        6.2.1 applying to postpone (so far as legally possible) the payment of any Taxation; and

        6.2.2 (except in the case of a Claim where any Taxation Authority alleges dishonest or fraudulent conduct on the part of the Vendor or the Company or any person acting on their or its behalf) allowing the Vendor to undertake, at its own cost and expense, the conduct of the Dispute.

6.3 The Vendor will not without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Purchaser in relation to any Dispute conducted by it or at its request, take the following actions:

        6.3.1   the settlement or compromise of the relevant Claim;

        6.3.2 transmission to any Taxation Authority of any written or oral communication pertaining to the subject matter of the Dispute; and

        6.3.3 the agreement of any matter which is likely to affect the amount of the relevant Claim or any future Liability to Taxation.

6.4 The Purchaser may withhold its consent to the taking of any action mentioned in paragraph 6.3 which it reasonably considers to be materially prejudicial to the business or Taxation affairs of the Company, the Purchaser or any other member of the same group of companies as the Purchaser or on any other reasonable ground.

6.5 The Vendor will promptly and fully inform the Purchaser of all matters relating to any Dispute conducted by or at the request of the Vendor and will provide the Purchaser with copies of all correspondence and other documents relating thereto.

6.6 Without prejudice to the liability of the Vendor under this Part II of this Schedule:

        6.6.1 the Purchaser will be entitled to appoint its own solicitors and other professional advisers in relation to any Dispute conducted by or at the request of the Vendor, in addition to those appointed by the Vendor;

        6.6.2 the Purchaser will not be obliges to procure that the Company appeals against any assessment to or demand for Taxation unless within ten Business Days of the Purchaser giving notice thereof to the Vendor in accordance with paragraph 6.1 the Vendor have given notice to the Purchaser to do so;

        6.6.3 the Purchaser will not be obliged to prevent the Company from making a payment of Taxation at the time necessary to avoid incurring any fine, penalty, surcharge, interest or other imposition in respect of any unpaid Taxation.

7.      Limitations

7.1 The Vendor will not be liable under paragraph 2 of this Schedule in respect of a Liability to Taxation or other liability of the Company unless within seven years after the date of this Agreement the Purchaser has given notice to the Vendor of any Claim whatsoever relating to such Liability to Taxation or other liability, or of any Event which may give rise to such a Claim.

7.2 The aggregate amount of the liability of the Vendor under this Schedule shall not exceed the amount of the Cash Consideration plus such amount to the principal sum payable under the Loan Note as shall from time to time (prior to any claim under this Schedule or any other claim under this Agreement having been agreed or determined) have been paid to the Vendor.

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

7.3 No liability shall attach to the Vendor under this Schedule unless the aggregate amount of such liability shall exceed US$100,000 in which event the liability of the Vendor shall not be limited by this paragraph
        7.3 (but without prejudice to other provisions of this deed).

7.4 No liability shall attach to the Vendor under this Schedule in respect of any claim where the amount of such liability in respect of the claim is less than US$5,000.

7.5 No liability shall attach to the Vendor under paragraph 2 of this Schedule to the extent that the Purchaser has not provided full and accurate information in respect of any possible Claim against the Vendor within 12 months of becoming aware of such Claim and if the Purchaser or the Company shall receive an assessment in respect of which there is a time limit prescribed by law within which to appeal and the Purchaser or the Company does not give notice of such assessment to the Vendor within 10 Business Days of receipt of such assessment then the Vendor's liability under paragraph 2 of this Schedule shall be reduced to t he extent that the Vendor's ability to resist the assessment under the provisions of paragraph 6 above is prejudiced by such failure and the Liability to Taxation in question could have been avoided as a result of action taken at the request of the Vendor under paragraph 6 had notice been given within the said 10 day period.

8.      Savings

8.1 If (at the Vendor's request and expense) the Auditors determine that the Company has obtained a Saving, the Purchaser will as soon as reasonably practicable thereafter repay to the Vendor the lesser of:

        8.1.1   the amount of the Saving (as determined by the Auditors); and

        8.1.2 the amount paid by the Vendor under paragraph 2 of this Schedule in respect of the Liability to Taxation which gave rise to the Saving less any part of that amount previously repaid to the Vendor under any provision of this Agreement or otherwise.

8.2 The Company will be entitled to use in priority to any Relief which gives rise to a Saving any other Relief available to it (including by way of surrender by another company to it) to reduce or eliminate any liability to make an actual payment of corporation tax.

8.3 The Company will not obtain a Saving until the last date upon which it would have been obliged to make the actual payment of corporation tax which has been reduced or eliminated in order to avoid incurring interest thereon.

8.4 In determining whether the Company has obtained a Saving, the Auditors will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

9.      Recovery from other persons

9.1 If the Company recovers from any other person (including any Taxation Authority but excluding the Purchaser, any other member of the same group of companies as the Purchaser and any officer or employee of any such company) any amount which is referable to a Liability to Taxation or other liability of the Company in respect of which the Vendor has made a payment under paragraph 2, the Purchaser will repay to the Vendor the lesser of:

        9.1.1 the amount so recovered (less any losses, costs, damages and expenses incurred by the Company, the Purchaser or any other member of the same group of companies as the Purchaser as a result of the recovery of that amount); and

        9.1.2 the amount paid by the Vendor under paragraph 2 in respect of the Liability to Taxation or other liability in question less any part of such amount previously repaid to the Vendor under any provision of this Agreement or otherwise.

9.2 If the Purchaser becomes aware that the Company is entitled to recover any amount mentioned in paragraph 9.1 the Purchaser will as soon as reasonably practicable give notice of that fact to the Vendor and provided that the Vendor indemnifies and secure the Company, the Purchaser and all other members of the same group of companies as the Purchaser to the reasonable satisfaction of the Purchaser against all losses, costs, damages and expenses which may be incurred thereby, the Purchaser will procure that the Company, at the Vendor's cost and expense, takes such action as the Vendor may reasonably and promptly request to effect such recovery.

9.3 The action which the Vendor may request the Company to take under paragraph 9.2 does not include:

        9.3.1 any action which the Purchaser considers to be materially prejudicial to the business or Taxation affairs of the Company, the Purchaser or any other member of the same group of companies as the Purchaser or to which the Purchaser object on any other reasonable ground; or

        9.3.2 allowing the Vendor to undertake the conduct of any action necessary to effect recovery of the amount in question.

10.     Mitigation

10.1 If it appears that a Claim may arise under this Part II of this Schedule and that by taking certain action that Claim may be avoided then the Purchaser shall at the Vendor's request procure that the Company:

        10.1.1 uses such Reliefs (other than Reliefs arising in the Company by reference to an accounting period commencing or expenditure incurred after Completion) available to them such Reliefs to be used in priority to Reliefs arising after Completion;

        10.1.2 take all action, make all elections, save in respect of matters after the date of this Agreement, so as to reduce or eliminate the Vendor's liability under this Agreement;

        10.1.3 at the Vendor's request and expense deliver to the Vendor a certificate from the Company's auditors for the time being confirming that all such Reliefs have been so used and elections made.

11.     Assignment

        The Purchaser shall not be entitled to assign the benefit of the Taxation Covenant contained in this Schedule or any part of it to any other person.

12.     NOTICES

        The provisions of Clause 10.10 and 10.11 of this Agreement shall apply as to the provision of Notices under this Schedule.

SIGNED by________________________________)
for and on behalf of                     )
HOWMEDICA, INC                           )
in the presence of:______________________)



SIGNED by________________________________)
for and on behalf of                     )
DIAMETRICS MEDICAL, INC.                 )
in the presence of:______________________)

In accordance with Item 601(b)(2) of Regulation S-K, certain schedules to this agreement, which do not contain information that is material to an investment decision and that is not otherwise disclosed in the agreement, have not been included with Exhibit 2.1 as filed. The following is a list of the contents of all omitted schedules:

1. Annexure 1: form of Senior Secured Fixed Rate Loan Note due November 4, 2002, filed as Exhibit 2.2 to the Company's Current Report on Form 8-K dated November 6, 1996.

2.   Annexure 2:  contains information regarding the patents held by BSL.

3.   Annexure 3:  contains information regarding trademarks held by BSL.

4. Annexure 4: contains information regarding the compensation of certain U.S. and German employees of Pfizer affiliates.

The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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